Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	MaryAnn M. Hodge
Vice President, Marketing & Communication
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES CEO GARY NEWSOME TO RETIRE

To Serve Mission With the Church of Jesus Christ of Latter-day Saints

Board Initiates Search for Successor

Naples, FL.—(May 28, 2013) — Health Management Associates, Inc.’s (NYSE:HMA) Board of Directors today announced that Gary D. Newsome will retire as President, Chief Executive Officer and member of the Board of Directors, effective July 31, 2013. Mr. Newsome will continue to lead the Company until his retirement and the Board has initiated a search for a new Chief Executive Officer.

Mr. Newsome has been called by the First Presidency of The Church of Jesus Christ of Latter-day Saints to serve as the President of its Uruguay-Montevideo Mission in South America.

“I am proud of our accomplishments over the past five years as we’ve transformed Health Management into a vibrant, innovative company that is well-positioned and on a clear path to great success,” said Mr. Newsome. “My family and my faith have always been the most important parts of my life and it is a rare privilege to serve in Uruguay, a place that has remained in my heart since I served my first mission there more than 35 years ago. I am sincerely grateful for the support I’ve received from the Health Management Board of Directors, management team, and our associates and physicians.”

William Schoen, Chairman of the Health Management Board of Directors. “On behalf of the Board and the entire Company, I want to express our deep gratitude for Gary’s years of dedicated service and his substantial contributions to the Company. We respect his commitment to his faith and wish him well in his future endeavors. We have been fortunate to have Gary as a steward of this Company and will remain focused on the continued execution of the Company’s strategic plans.”

Directors Kent P. Dauten, Donald E. Kiernan, Robert A. Knox and William J. Schoen will lead the search for a new CEO.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 71 hospitals with approximately 11,100 licensed beds in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Health Management Associates, Inc. / Page 2

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “pending,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, debt structure, principal payments on debt, capital structure, the amount and timing of funds under the meaningful use measurement standard of various Healthcare Information Technology incentive programs, other financial items and operating statistics, statements regarding our plans and objectives for future operations, the impact of changes in observation stays, our ability to achieve process efficiencies, factors we believe may have an impact on our deductibles and co-pays, acquisitions, acquisition financing, divestitures, joint ventures, market service development and other transactions, statements of future economic performance, statements regarding our legal proceedings and other loss contingencies (including, but not limited to, the timing and estimated costs of such matters), statements regarding market risk exposures, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements regarding the potential impact of health care exchanges, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and statements that are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying beliefs or assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

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